EXHIBIT (6)(A)(I)

                     TRANSFER AGENT AND REGISITRAR AGREEMENT
                     ---------------------------------------

      THIS AGREEMENT made and entered into this 12th day of May, 1999, by and between:

NEVADA AGENCY AND TRUST COMPANY, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, hereinafter called "TRANSFER AGENT," and

CORONADO EXPLORATIONS LTD., 397 Ventura Crescent, North Vancouver, B.C. V7N 3G7, a Delaware corporation, hereinafter called "COMPANY."

              NOW THEREFORE, for valuable consideration and the mutual promises herein contained, the parties hereto agree as follows, to wit:

      1. [APPOINTMENT OF TRANSFER AGENT] The COMPANY hereby appoints TRANSFER AGENT as the Transfer Agent and Registrar for the COMPANY'S Common Stock, commencing on this 12th day of May, 1999.

      2. [COMPANY'S DUTY] The COMPANY agrees to deliver to TRANSFER AGENT a complete up-to-date stockholder list showing the name of the individual stockholder, current address, the number of shares and the certificate numbers, it being specifically understood and agreed that the TRANSFER AGENT is not to be held responsible for any omissions or error, that may leave occurred prior to this Agreement whether on the part of the COMPANY itself or its previous transfer agent or agents. The COMPANY hereby agrees to indemnify TRANSFER AGENT in this regard.

       3. [STOCK CERTIFICATES] The COMPANY agrees to provide an adequate number of stock certificates to handle the COMPANY'S transfers on a current basis. Upon receipt of TRANSFER AGENT'S request, the COMPANY agrees to furnish additional stock certificates as TRANSFER AGENT deems necessary considering the volume of transfers. The stork certificates shall be supplied at COMPANY'S cost. The TRANSFER AGENT agrees to order stock certificates from its printer upon request of the COMPANY.

      4.      [TRANSFER AGENT DUTIES]      TRANSFER AGENT agrees to handle the
COMPANY'S transfers, record the same, and maintain a ledger, together with a file containing all correspondence relating to said transfers, which records shall be kept confidential and be available to the COMPANY and its Board of Directors, or to any person specifically authorized by the Board of Directors to review the records which shall be made available by TRANSFER AGENT during the regular business hours.

      5. [TRANSFER AGENT REGISTRATION] TRANSFER AGENT warrants that it is registered as a Transfer Agent with the United Stakes Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

      6. [STOCKHOLIDER LIST] From time to time, as necessary for Company stockholders meeting or mailings, the TRANSFER AGENT will certify and make available to the current, active stockholders list for COMPANY purposes. it is agreed that a reasonable charge


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for  supplying  such list will be made by TRANSFER  AGENT to the COMPANY.  It is further agreed that in the event the TRANSFER AGENT received a request or a demand from a stockholder or the attorney of agent for a stockholder, for a list of stockholders, the TRANSFER AGENT will serve notice of such request by certified mail to the COMPANY. The COMPANY will have forty-eight (48) hours to respond in writing to the TRANSFER AGENT. If the COMPANY orders the TRANSFER AGENT to withhold delivery of a list of stockholders as requested, the TRANSFER AGENT agrees to follow the orders of the COMPANY. The COMPANY will then follow the procedure set forth in the Uniform Commercial Code to restrain the TRANSFER AGENT from making delivery of a stockholders list.

      7. [TRANSFER FEE] TRANSFER AGENT agrees to assess and collect from the person requesting a transfer and/or the transferror, a fee of Fifteen and No/100 dollars ($15.OO) for each stock certificate issued, except original issues of stock or warrant certificates, which fees shall be paid by the COMPANY. This fee may be decreased or increased at any time by the TRANSFER AGENT. This fee shall be the property of the TRANSFER AGENT.

      8. [ANNUAL FEE] The COMPANY agrees to pay the TRANSFER AGENT an annual fee of TWELVE HUNDRED DOLLARS ($1,200.00) each year. This fee reimburses the TRANSFER AGENT for the expense and time required to respond to the written and oral inquiries from brokers and the investing public, as well as maintaining the transfer books and records of the corporation. The annual fee will be due on 1st of July of each year and is subject to annual review.

      8 [TERMINATION] This Agreement may be terminated by either party given written notice of such termination to the other party at least ninety (90) days before the effective date. The TRANSFER AGENT shall return all of the transfer records to the COMPANY and its duties and obligations as TRANSFER AGENT shall cease at that time. The TRANSFER AGENT will be paid a Termination Fee of $1.00 per registered stockholder of the Company at the time the written termination notice is served.

      10. [COMPANY STATUS] The COMPANY will promptly advise the TRANSFER AGENT of any changes or amendments to the Articles of Incorporation, any significant changes in corporate status, changes in officers, etc., and of all changes in filing status with the Securities and Exchange Commission, or any state entity, and to hold the, TRANSFER AGENT harmless from its failure to do so.

      11. [INDEMNIFICATION OF TRANSFER AGENT] The COMPANY agrees to indemnify and hold harmless the TRANSFER AGENT, from any and all loss, liability of damage, including reasonable attorneys' fees and expenses, arising out of, or resulting from the assertion against the TRANSFER AGENT of any claims, debts or obligations in connection with any of the TRANSFER AGENT'S duties as set forth in the Agreement, and specifically it is understood that the

TRANSFER AGENT shall have the right to apply to independent counsel at the COMPANY'S expense in following the COMPANY'S directions and orders.

      12. [COUNTERPARTS] This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.


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      13.  [NOTICE] Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

                           TO THE COMPANY:
                           Mary M. Hethey, President
                           CORONADO EXPLORATIONS LTD.
                           397 Ventura Crescent
                           North Vancouver, B.C. V7N 3G7

                           TO THE TRANSFER AGENT:
                           NEVADA AGENCY AND TRUST COMPANY
                           50 West  Liberty
                           Street, Suite 880
                           Reno, Nevada 89501

      14. [MERGER CLAUSE] This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall binding unless in writing and signed by the parties hereto.

      15. [GOVERNING LAW] This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

      THIS AGREEMENT has been executed by the parties hereto as of the day and year 1st above written, by the duly authorized officer or officers of said parties, and the same will be binding upon the assigns and successors in interest of the parties hereto.

                                         NEVADA AGENCY AND TRUST COMPANY
                                         TRANSFER AGENT

                                         BY   /S/   "AMANDA CARDINALLI"
                                             --------------------------------
                                              AMANDA CARDINALLI, VICE PRESIDENT

                                         CORONADO EXPLORATIONS LTD.
                                         COMPANY

                                         BY    /S/  "MARY M. HETHEY"
                                             --------------------------------
                                                  MARY M. HETHEY
                                                   PRESIDENT


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